EXHIBIT ITEM 24(b)(10)(a)

                     CONSENT OF PRICEWATERHOUSECOOPERS, LLP


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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 23 under the Securities Act of 1933 and Amendment No. 74 under the Investment Company Act of 1940 to the registration statement on Form N-4 ("Registration Statement") of our reports each dated March 31, 2005 and of our report dated March 8, 2005, relating to the financial statements of PHL Variable Accumulation Account (The Big Edge Choice(R)), PHL Variable Accumulation Account (The Phoenix Edge(R)-VA (Death Benefit Option 1)), PHL Variable Accumulation Account (The Phoenix Edge(R)-VA (Death Benefit Option 2)), PHL Variable Accumulation Account (The Phoenix Edge(R)-VA (Death Benefit Option 3)), PHL Variable Accumulation Account (Phoenix Spectrum Edge(R) (Death Benefit Option 1)), PHL Variable Accumulation Account (Phoenix Spectrum Edge(R) (Death Benefit Option 2)), PHL Variable Accumulation Account (Phoenix Spectrum Edge(R) (Death Benefit Option 3)) and PHL Variable Accumulation Account (Phoenix Spectrum Edge(R) (Death Benefit Option 3 without the Accumulation Enhancement)) and the financial statements of PHL Variable Insurance Company, respectively, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP
Hartford, Connecticut
April 19, 2005